Exhibit 99.2

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Announces Resignation of Chief Financial Officer

Wuxi, Jiangsu Province, China – November 14, 2011 –Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily for the wind power industry as well as solar and other industries, today announced that Fernando Liu will step down as chief financial officer for personal reasons effective upon the expiration of his employment agreement on December 31, 2011.

Following his departure, Mr. Liu will continue serving as a consultant to continue contributing his knowledge and expertise to the Company in its efforts to expand in the solar, LED and other clean technology industries.  The Company plans to initiate a search for a qualified chief financial officer with international management and U.S. capital markets experience. Ms. Xu Wan Fen, financial controller of Wuxi Huayang Electrical Power Equipment Co., Ltd and Wuxi Huayang Dyeing Machinery Co., Ltd., will serve as interim chief financial officer until a successor is named. Ms. Xu has been the financial controller of Wuxi Huayang Electrical Power Equipment Co., Ltd and Wuxi Huayang Dyeing Machinery Co., Ltd. between 2009 to 2011, and she was also the a senior finance manager and financial controller of Wuxi Huayang Dyeing Machinery Co., Ltd. between 2000 to 2009.  Wuxi Huayang Electrical Power Equipment Co., Ltd and Wuxi Huayang Dyeing Machinery Co., Ltd. are variable interest entities whose financial statements are included in the Company's consolidated financial statement.

"Mr. Liu has been a valuable member of our team and I would like to personally thank him for his contribution to Cleantech Solutions," said Mr. Jianhua Wu , Chairman and CEO of Cleantech Solutions. "We will continue to benefit from Fernando's industry and capital markets knowledge as a consultant to the Company.  In the mean time, with his background and history with Cleantech Solutions, we are confident that Ms. Xu is prepared to serve as interim chief financial officer as we initiate our search for a permanent replacement."

"It has been a great experience serving as Cleantech Solutions' CFO this year.  I look forward to continue working with the management team in a consulting role," commented Mr. Liu.  "I will work closely with Ms. Xu and the rest of the management team to ensure a smooth transition."

About Cleantech Solutions International

Cleantech Solutions supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. For more information visit our website at http://www.cleantechsolutionsinternational.com. Information contained on our website and any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2011 . All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.